NEWS RELEASE

Arlo Reports Fourth Quarter and Full Year 2023 Results

Record fourth quarter service revenue of $55.9 million, growing 45.9% year over year
Record GAAP net earnings per diluted share (EPS) of $0.01 and record non-GAAP EPS of $0.11 in the fourth quarter
Annual recurring revenue (ARR) ended at $210.1 million, growing 52.5% year over year (1)
Full year service revenue of $201.2 million, growing 47.4% year over year
Full year free cash flow (FCF) of $35.5 million with FCF margin of 7.2% (2)
Full year GAAP net loss per share of $(0.24); record non-GAAP EPS of $0.28

Carlsbad, California - February 29, 2024 - Arlo Technologies, Inc. (NYSE: ARLO), a leading smart home security company, today reported financial results for the fourth quarter and full year ended December 31, 2023.

“Arlo finished the year strong with the largest product launch in our company history contributing to solid revenue growth of 14% and ARR growth of over 50% compared to Q4 of the prior year. This culminated in record non-GAAP earnings of $0.11 per share and our first ever profit on a GAAP basis,” said Matthew McRae, Chief Executive Officer of Arlo technologies. “The growth is even more impressive when looking at Arlo’s full year results with our annual service revenue growing 47% to more than $200 million and an $83 million increase in our free cash flow from the prior year. Arlo is clearly well positioned for success in 2024 as evidenced by our announcement that we crossed the 3 million subscribers milestone, substantially earlier than originally projected in our Long-Range Plan.”

Financial and Business Highlights

Q4 2023 Summary

•Total revenue of $135.1 million, an increase of 14.0% year over year.
•Record service revenue of $55.9 million, growing 45.9% year over year.
•GAAP services gross margin of 73.9% and non-GAAP services gross margin of 74.4%.
•GAAP gross profit of $47.3 million, an increase of 48.1% year over year; non-GAAP gross profit of $48.3 million, an increase of 45.6% year over year.
•GAAP gross margin of 35.0%; non-GAAP gross margin of 35.8%.
•Record GAAP net earnings per diluted share of $0.01; record non-GAAP earnings per diluted share of $0.11.
•Cumulative paid accounts increased to 2.8 million, growing 51.1% year over year.
•Ended the quarter with ARR(1) of $210.1 million, growing 52.5% year over year.

FY2023 Summary

•    Total revenue of $491.2 million, a slight increase year over year.
•Record service revenue of $201.2 million, growing 47.4% year over year.
•    GAAP gross profit of $167.6 million, an increase of 23.2% year over year; non-GAAP gross profit of $171.7 million, an increase of 21.9% year over year.
•GAAP gross margin of 34.1% up 640 basis points year over year; non-GAAP gross margin of 35.0% up 630 basis points year over year.
•    GAAP net loss per share - basic and diluted of $(0.24); non-GAAP net earnings per diluted share of $0.28.
•Ended with cash and cash equivalents and short-term investments balance of $136.5 million, up $22.8 million year over year.

	Three Months Ended			Twelve Months Ended
	December 31, 2023	October 1, 2023	December 31, 2022	December 31, 2023	December 31, 2022
	(In thousands, except percentage and per share data)
Revenue	$135,093	$130,003	$118,527	$491,176	$490,414
GAAP Gross Margin	35.0%	33.2%	27.0%	34.1%	27.7%
Non-GAAP Gross Margin (3)	35.8%	34.0%	28.0%	35.0%	28.7%
GAAP Net Income (Loss) per Share - Basic and Diluted	$0.01	$(0.01)	$(0.25)	$(0.24)	$(0.65)
Non-GAAP Net Income (Loss) per Share - Basic and Diluted (3)	$0.11	$0.09	$(0.04)	$0.28	$(0.07)
_________________________
(1)    ARR is calculated by taking our recurring paid service revenue for the last calendar month in the fiscal quarter, multiplied by 12 months. Recurring paid service revenue represents the revenue we recognized from our paid accounts and excludes prepaid service revenue.

(2)    FCF is calculated as net cash provided by (used in) operating activities less capital expenditures. FCF margin is the FCF divided by revenue.

(3)    Reconciliation of financial measures computed on a GAAP basis to the most directly comparable financial measures computed on a non-GAAP basis is provided at the end of this press release.

First Quarter 2024 Business Outlook (4)

A reconciliation of our business outlook on a GAAP and non-GAAP basis is provided in the following table:

Three Months Ended March 31, 2024
	Revenue	Net Income (Loss) per Diluted Share
(In millions, except per share data)
GAAP	$117 - $127	$(0.08) - $(0.02)
Estimated adjustment for stock-based compensation and other expense	—	0.13
Non-GAAP	$117 - $127	$0.05 - $0.11
_________________________
(4)    Business outlook does not include estimates for any currently unknown income and expense items which, by their nature, could arise late in a quarter, including: litigation reserves, net; impairment charges; discrete tax benefits or detriments relating to tax windfalls or shortfalls from equity awards; and any additional impacts relating to the implementation of U.S. tax reform. New material income and expense items such as these could have a significant effect on our guidance and future results.

Investor Conference Call / Webcast Details

Arlo will review the fourth quarter and full-year 2023 results, discuss management’s expectations for the first quarter and full-year 2024, and discuss new long-range plan targets today, Thursday, February 29, 2024 at 5:00 p.m. ET (2:00 p.m. PT). To view the accompanying presentation a live webcast of the conference call will be available on Arlo’s Investor Relations website at https://investor.arlo.com. The toll-free dial-in number for the live audio call is (888) 660-6387. The international dial-in number for the live audio call is +1 (929) 203-1909. The conference ID for the call is 7749064. A replay of the call will be available via the web at https://investor.arlo.com.

About Arlo Technologies, Inc.

Arlo is an award-winning, industry leader that is transforming the ways in which people can protect everything that matters to them with advanced home, business, and personal security solutions. Arlo’s deep expertise in AI- and CV-powered analytics, cloud services, user experience and product design, and innovative wireless and RF connectivity enables the delivery of a seamless, smart security experience for Arlo users that is easy to set up and interact with every day. Arlo’s cloud-based platform provides users with visibility, insight and a powerful means to help protect and connect in real-time with the people and things that matter most, from any location with a Wi-Fi or a cellular connection. To date, Arlo has launched several categories of award-winning connected devices, software and services. These include wire-free, smart Wi-Fi and LTE-enabled security cameras, video doorbells, floodlights, security system, and Arlo's subscription services: Arlo Secure, and Arlo Safe.

With a mission to bring users peace of mind, Arlo is as passionate about protecting user privacy as it is about safeguarding homes and families. Arlo is committed to implementing industry standards for data protection designed to keep users' personal information private and in their control. Arlo does not monetize personal data, provides enhanced controls for user data, supports privacy legislation, keeps user data safely secure, and puts security at the forefront of company culture.

© 2024 Arlo Technologies, Inc., Arlo and the Arlo logo are trademarks and/or registered trademarks of Arlo Technologies, Inc. and/or certain of its affiliates in the United States and/or other countries. Other brand and product names are for identification purposes only and may be trademarks or registered trademarks of their respective holder(s). The information contained herein is subject to change without notice. Arlo shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:

Arlo Investor Relations
Tahmin Clarke
investors@arlo.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995 for Arlo Technologies, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent our expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding our potential future business, operating performance and financial condition, including descriptions of our expected revenue and profitability (and related timing), GAAP and non-GAAP gross margins, operating margins, tax rates, expenses, cash outlook, free cash flow and free cash flow margins; the ability of our subscription services and security product portfolio to position us for a successful 2024; strategic objectives and initiatives; the recurring revenue business model; expectations regarding market expansion and future growth; and others. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: future demand for our products may be lower than anticipated, including due to inflation, fluctuating consumer confidence, banking failures and rising interest rates; we may be unsuccessful in developing and expanding our sales and marketing capabilities; we may not be able to increase sales of our paid subscription services; consumers may choose not to adopt our new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; we may be unsuccessful or experience delays in manufacturing and distributing our new and existing products; we may fail to manage costs and cost saving initiatives, the cost of developing new products and manufacturing and distribution of our existing offerings. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect our business are detailed in our periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors” in the most recently filed Annual Report and Quarterly Report filed with the Securities and Exchange Commission (the “SEC”) and subsequent filings with the SEC. Given these circumstances, you should not place undue reliance on these forward-looking statements. We undertake no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Information:

To supplement our unaudited selected financial data presented on a basis consistent with U.S. Generally Accepted Accounting Principles (“GAAP”), we disclose certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP total operating expenses, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP other income (expenses), net, non-GAAP provision for income taxes, non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share. These supplemental measures exclude adjustments for stock-based compensation expense, restructuring charges, impairment charges, separation expense, amortization of development of software cost, litigation reserves, net, employee retention credit and the related tax effects. In addition, we use free cash flow as non-GAAP measure when assessing the sources of liquidity, capital resources, and quality of earnings. We believe that free cash flow (usage) is helpful in understanding our capital requirements and provides an additional means to reflect the cash flow trends in our business. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our operating performance on a period-to-period basis because such items are not, in our view, related to our ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP measures, provide useful information to investors by offering:

•the ability to make more meaningful period-to-period comparisons of our on-going operating results;
•the ability to better identify trends in our underlying business and perform related trend analyses;
•a better understanding of how management plans and measures our underlying business; and
•an easier way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding them in the reconciliations of these non-GAAP financial measures:

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options, performance-based stock options, restricted stock units (RSU), performance-based restricted stock units, shares under the employee stock purchase plan granted to employees and employees' annual bonus in RSU form. We believe that the exclusion of these charges provides for more accurate comparisons of our operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, we believe it is useful to investors to understand the specific impact stock-based compensation expense has on our operating results.

Other non-GAAP items are the result of either unique or unplanned events, including, when applicable: restructuring charges, impairment charges, separation expense, amortization of development of software cost, litigation reserves, net and employee retention credit. It is difficult to predict the occurrence or estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The amounts result from events that often arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Therefore, the amounts do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred.

Source: Arlo-F

***Financial Tables

ARLO TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2023	2022
	(In thousands, except share and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$56,522	$84,024
Short-term investments	79,974	29,700
Accounts receivable, net	65,360	65,960
Inventories	38,408	46,554
Prepaid expenses and other current assets	10,271	6,544
Total current assets	250,535	232,782
Property and equipment, net	4,761	7,336
Operating lease right-of-use assets, net	11,450	12,809
Goodwill	11,038	11,038
Restricted cash	4,131	4,155
Other non-current assets	3,623	4,081
Total assets	$285,538	$272,201

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$55,201	$52,132
Deferred revenue	18,041	11,291
Accrued liabilities	88,209	98,855
Total current liabilities	161,451	162,278
Non-current operating lease liabilities	17,021	19,279
Other non-current liabilities	3,790	2,949
Total liabilities	182,262	184,506
Commitments and contingencies
Stockholders’ Equity:
Preferred stock: $0.001 par value; 50,000,000 shares authorized; none issued or outstanding	—	—
Common stock: $0.001 par value; 500,000,000 shares authorized; shares issued and outstanding: 95,380,281 at December 31, 2023 and 88,887,139 at December 31, 2022	95	89
Additional paid-in capital	470,322	433,138
Accumulated other comprehensive income (loss)	320	(107)
Accumulated deficit	(367,461)	(345,425)
Total stockholders’ equity	103,276	87,695
Total liabilities and stockholders’ equity	$285,538	$272,201

ARLO TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended			Twelve Months Ended
	December 31, 2023	October 1, 2023	December 31, 2022	December 31, 2023	December 31, 2022
	(In thousands, except percentage and per share data)
Revenue:
Products	$79,168	$78,961	$80,199	$289,938	$353,935
Services	55,925	51,042	38,328	201,238	136,479
Total revenue	135,093	130,003	118,527	491,176	490,414
Cost of revenue:
Products	73,143	73,335	74,700	270,663	308,692
Services	14,601	13,529	11,857	52,950	45,687
Total cost of revenue	87,744	86,864	86,557	323,613	354,379
Gross profit	47,349	43,139	31,970	167,563	136,035
Gross margin	35.0%	33.2%	27.0%	34.1%	27.7%
Operating expenses:
Research and development	16,450	16,829	14,457	68,647	64,709
Sales and marketing	18,004	15,863	20,214	66,141	70,081
General and administrative	13,282	12,460	17,909	56,371	55,932
Others	71	263	1,815	1,307	2,192
Total operating expenses	47,807	45,415	54,395	192,466	192,914
Loss from operations	(458)	(2,276)	(22,425)	(24,903)	(56,879)
Operating margin	(0.3)%	(1.8)%	(18.9)%	(5.1)%	(11.6)%
Interest income, net	1,199	1,175	512	3,935	926
Other income (loss), net	84	10	(12)	107	302
Income (loss) before income taxes	825	(1,091)	(21,925)	(20,861)	(55,651)
Provision for income taxes	133	29	230	1,175	975
Net income (loss)	$692	$(1,120)	$(22,155)	$(22,036)	$(56,626)

Net income (loss) per share:
Basic	$0.01	$(0.01)	$(0.25)	$(0.24)	$(0.65)
Diluted	$0.01	$(0.01)	$(0.25)	$(0.24)	$(0.65)
Weighted average shares used to compute net income (loss) per share:
Basic	94,819	94,243	88,743	92,754	87,173
Diluted	101,938	94,243	88,743	92,754	87,173

ARLO TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2023	2022
	(In thousands)
Cash flows from operating activities:
Net loss	$(22,036)	$(56,626)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation expense	47,948	48,476
Depreciation and amortization	4,661	4,768
Allowance for credit losses and inventory reserves	279	(190)
Deferred income taxes	112	181
Others	(2,005)	24
Changes in assets and liabilities:
Accounts receivable, net	690	13,517
Inventories	7,777	(7,887)
Prepaid expenses and other assets	(1,498)	3,427
Accounts payable	3,723	(32,520)
Deferred revenue	6,610	(19,281)
Accrued and other liabilities	(7,959)	149
Net cash provided by (used in) operating activities	38,302	(45,962)
Cash flows from investing activities:
Purchases of property and equipment	(2,847)	(2,010)
Purchases of short-term investments	(149,870)	(69,305)
Proceeds from maturities of short-term investments	102,031	39,542
Net cash used in investing activities	(50,686)	(31,773)
Cash flows from financing activities:
Proceeds related to employee benefit plans	8,493	4,260
Restricted stock unit withholdings	(23,635)	(18,202)
Net cash used in financing activities	(15,142)	(13,942)
Net decrease in cash, cash equivalents and restricted cash	(27,526)	(91,677)
Cash, cash equivalents and restricted cash, at beginning of period	88,179	179,856
Cash, cash equivalents and restricted cash, at end of period	$60,653	$88,179

Non-cash investing activities:
Purchases of property and equipment included in accounts payable and accrued liabilities	$189	$946
Supplemental cash flow information:
Cash paid for income taxes, net	$1,196	$415

ARLO TECHNOLOGIES, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

UNAUDITED STATEMENT OF OPERATIONS DATA:
	Three Months Ended			Twelve Months Ended
	December 31, 2023	October 1, 2023	December 31, 2022	December 31, 2023	December 31, 2022
	(In thousands, except percentage data)
GAAP gross profit:
Products	$6,025	$5,626	$5,499	$19,275	$45,243
Services	41,324	37,513	26,471	148,288	90,792
Total GAAP gross profit	47,349	43,139	31,970	167,563	136,035
GAAP gross margin:
Products	7.6%	7.1%	6.9%	6.6%	12.8%
Services	73.9%	73.5%	69.1%	73.7%	66.5%
Total GAAP gross margin	35.0%	33.2%	27.0%	34.1%	27.7%
Stock-based compensation expense - Products	692	723	1,001	3,175	4,136
Stock-based compensation expense - Services	145	145	230	358	705
Amortization of development of software cost - Services	151	152	—	605	—
Non-GAAP gross profit:
Products	6,717	6,349	6,500	22,450	49,379
Services	41,620	37,810	26,701	149,251	91,497
Total Non-GAAP gross profit	$48,337	$44,159	$33,201	$171,701	$140,876
Non-GAAP gross margin:
Products	8.5%	8.0%	8.1%	7.7%	14.0%
Services	74.4%	74.1%	69.7%	74.2%	67.0%
Total Non-GAAP gross margin	35.8%	34.0%	28.0%	35.0%	28.7%

GAAP research and development	$16,450	$16,829	$14,457	$68,647	$64,709
Stock-based compensation expense	(2,631)	(2,847)	(3,715)	(12,700)	(12,317)
Non-GAAP research and development	$13,819	$13,982	$10,742	$55,947	$52,392
Percentage of revenue	10.2%	10.8%	9.1%	11.4%	10.7%

GAAP sales and marketing	$18,004	$15,863	$20,214	$66,141	$70,081
Stock-based compensation expense	(1,283)	(1,224)	(1,731)	(5,899)	(6,290)
Non-GAAP sales and marketing	$16,721	$14,639	$18,483	$60,242	$63,791
Percentage of revenue	12.4%	11.3%	15.6%	12.3%	13.0%

GAAP general and administrative	$13,282	$12,460	$17,909	$56,371	$55,932
Stock-based compensation expense	(5,346)	(5,348)	(10,012)	(25,816)	(25,028)
Litigation reserves, net	—	—	(30)	—	(147)
Non-GAAP general and administrative	$7,936	$7,112	$7,867	$30,555	$30,757
Percentage of revenue	5.9%	5.5%	6.6%	6.2%	6.3%

ARLO TECHNOLOGIES, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

UNAUDITED STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Twelve Months Ended
	December 31, 2023	October 1, 2023	December 31, 2022	December 31, 2023	December 31, 2022
	(In thousands, except percentage data)
GAAP total operating expenses	$47,807	$45,415	$54,395	$192,466	$192,914
Stock-based compensation expense	(9,260)	(9,419)	(15,458)	(44,415)	(43,635)
Others	(71)	(263)	(1,845)	(1,307)	(2,339)
Non-GAAP total operating expenses	$38,476	$35,733	$37,092	$146,744	$146,940

GAAP operating loss	$(458)	$(2,276)	$(22,425)	$(24,903)	$(56,879)
GAAP operating margin	(0.3)%	(1.8)%	(18.9)%	(5.1)%	(11.6)%
Stock-based compensation expense	10,097	10,287	16,689	47,948	48,476
Others	222	415	1,845	1,912	2,339
Non-GAAP operating income (loss)	$9,861	$8,426	$(3,891)	$24,957	$(6,064)
Non-GAAP operating margin	7.3%	6.5%	(3.3)%	5.1%	(1.2)%

GAAP other income (loss), net	$84	$10	$(12)	$107	$302
Employee retention credit	—	—	—	—	(65)
Non-GAAP other income (loss), net	$84	$10	$(12)	$107	$237

GAAP provision for income taxes	$133	$29	$230	$1,175	$975
GAAP income tax rate	16.1%	(2.7)%	(1.0)%	(5.6)%	(1.8)%
Non-GAAP provision for income taxes	$133	$29	$230	$1,175	$975
Non-GAAP income tax rate	1.2%	0.3%	(6.8)%	4.1%	(19.9)%

ARLO TECHNOLOGIES, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

UNAUDITED STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Twelve Months Ended
	December 31, 2023	October 1, 2023	December 31, 2022	December 31, 2023	December 31, 2022
	(In thousands, except percentage and per share data)
GAAP net income (loss)	$692	$(1,120)	$(22,155)	$(22,036)	$(56,626)
Stock-based compensation expense	10,097	10,287	16,689	47,948	48,476
Others	222	415	1,845	1,912	2,274
Non-GAAP net income (loss)	$11,011	$9,582	$(3,621)	$27,824	$(5,876)

GAAP net income (loss) per share - basic and diluted	$0.01	$(0.01)	$(0.25)	$(0.24)	$(0.65)
Stock-based compensation expense	0.10	0.10	0.19	0.52	0.56
Others	—	—	0.02	—	0.02
Non-GAAP net income (loss) - diluted	$0.11	$0.09	$(0.04)	$0.28	$(0.07)

Shares used in computing GAAP net income (loss) - basic	94,819	94,243	88,743	92,754	87,173
Shares used in computing non-GAAP net income (loss) - diluted	101,938	102,116	88,743	100,217	87,173

Free cash flow (usage):
Net cash provided by (used in) operating activities	$7,935	$7,459	$(11,181)	$38,302	$(45,962)
Less: Purchases of property and equipment	(399)	(494)	(1,194)	(2,847)	(2,010)
Free cash flow (usage) (1)	$7,536	$6,965	$(12,375)	$35,455	$(47,972)
Free cash flow (usage) margin (1)	5.6%	5.4%	(10.4)%	7.2%	(9.8)%
_________________________
(1)    Free cash flow (usage) is calculated as net cash provided by (used in) operating activities less capital expenditures. Free cash flow (usage) margin is the free cash flow (usage) divided by revenue.

ARLO TECHNOLOGIES, INC.

UNAUDITED SUPPLEMENTAL FINANCIAL INFORMATION

	Three Months Ended
	December 31, 2023	October 1, 2023	July 2, 2023	April 2, 2023	December 31, 2022
	(In thousands, except headcount and per share data)
Cash, cash equivalents and short-term investments	$136,496	$126,049	$123,675	$118,673	$113,724
Cash, cash equivalents and short-term investments per diluted share	$1.34	$1.23	$1.25	$1.27	$1.28

Accounts receivable, net	$65,360	$70,313	$57,327	$52,837	$65,960
Days sales outstanding	44	49	45	44	50

Inventories	$38,408	$53,496	$39,429	$39,922	$46,554
Inventory turns	7.6	5.5	6.1	6.4	6.4

Weeks of channel inventory:
U.S. retail channel	11.1	10.9	9.7	14.6	11.9
U.S. distribution channel	20.5	7.4	9.3	17.6	14.1
APAC distribution channel	3.9	7.2	7.7	5.8	4.7

Deferred revenue (current and non-current)	$18,114	$17,706	$17,702	$15,289	$11,503

Cumulative registered accounts (1)	8,652	8,193	7,860	7,510	7,220
Cumulative paid accounts (2)	2,813	2,486	2,289	2,044	1,862
Annual recurring revenue (ARR) (3)	$210,078	$199,993	$193,633	$182,583	$137,764

Headcount	363	353	345	334	343
Non-GAAP diluted shares	101,938	102,116	99,187	93,236	88,743
_________________________
(1)    We define our registered accounts at the end of a particular period as the number of unique registered accounts on the Arlo platform as of the end of such period. The number of registered accounts does not necessarily reflect the number of end-users on the Arlo platform as one registered account may be used by multiple end-users to monitor the devices attached to that household.

(2)    Paid accounts are defined as any account worldwide where a subscription to a paid service is being collected (either by us or by our customers or channel partners, including Verisure).

(3)    ARR represents the amount of paid service revenue that we expect to recur annually and is calculated by taking our recurring paid service revenue for the last calendar month in the fiscal quarter, multiplied by 12 months. Recurring paid service revenue represents the revenue we recognize from our paid accounts and excludes prepaid service revenue. ARR is a performance metric and should be viewed independently of revenue and deferred revenue, and is not intended to be a substitute for, or combined with, any of these items.

REVENUE BY GEOGRAPHY

	Three Months Ended						Twelve Months Ended
	December 31, 2023		October 1, 2023		December 31, 2022		December 31, 2023		December 31, 2022
	(In thousands, except percentage data)
Americas	$86,702	64.2%	$79,948	61.5%	$74,131	62.5%	$301,418	61.4%	$273,981	55.8%
EMEA	42,433	31.4%	42,887	33.0%	39,464	33.3%	164,750	33.5%	196,465	40.1%
APAC	5,958	4.4%	7,168	5.5%	4,932	4.2%	25,008	5.1%	19,968	4.1%
Total	$135,093	100.0%	$130,003	100.0%	$118,527	100.0%	$491,176	100.0%	$490,414	100.0%